UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2022

Gritstone bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38663	47-4859534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 300
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 871-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRTS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2022, Gritstone bio, Inc. (the “Company”) announced the appointment of Lawrence “Larry” Corey, M.D., to the Board of Directors of the Company, effective as of August 12, 2022. Dr. Corey is being appointed to serve as a Class II director with a term expiring at the Company’s 2023 Annual Meeting of Stockholders. In addition, the Company announced the resignation of Richard Heyman, Ph.D., director of the Company since 2015, from the Board. Dr. Heyman notified the Company of his intention to resign from the Board on August 6, 2022, effective as of August 12, 2022. The resignation of Dr. Heyman was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. Dr. Heyman’s resignation was to focus on other pursuits. In addition, Dr. Heyman has agreed to remain available as a consultant to the Company for a period of at least six months following his resignation from the Board. In connection with the resignation of Dr. Heyman, Dr. Corey was appointed to the Nominating and Corporate Governance Committee of the Board to fill Dr. Heyman’s seat, effective as of August 12, 2022. The Board also decided that Shefali Agarwal, M.D., M.P.H., director of the Company, will serve as Chair of the Compensation Committee of the Board, effective as of August 12, 2022.

As provided in the Company’s Non-Employee Director Compensation Program (as amended, the “Director Compensation Program”), Dr. Corey will receive an annual cash retainer of $40,000 per year and additional annual retainers for committee service as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2022. Under the Director Compensation Program, upon the effectiveness of his appointment, Dr. Corey will automatically be granted an option to purchase 38,000 shares of the Company’s common stock (the “Initial Option”) pursuant to the Company’s 2018 Incentive Award Plan (as amended from time to time in accordance with its terms, the “Incentive Award Plan”). The Initial Option will vest in substantially equal monthly installments for three years from the date of grant, subject to continued service through each applicable vesting date. The exercise price per share of the Initial Option is equal to the Fair Market Value (as such term is defined in the Incentive Award Plan) of a share of the Company’s common stock determined pursuant to the Incentive Award Plan. Dr. Corey is also expected to enter into the Company’s standard indemnification agreement.

There are no arrangements or understandings between Dr. Corey and any other persons pursuant to which he was selected as a director of the Company. Dr. Corey is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated August 10, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gritstone bio, Inc.

Date:	August 10, 2022	By:	/s/ Andrew Allen
Andrew Allen President and Chief Executive Officer